UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-06814 (Commission File Number)	83-0205516 (IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value Title of each class	USEG Trading Symbol(s)	The NASDAQ Stock Market LLC (Nasdaq Capital Market) Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Reports on Form 8-K filed by U.S. Energy Corp. (“U.S. Energy”, “we”, “us” or the “Company”) with the Securities and Exchange Commission (the “SEC” or the “Commission”) on January 10, 2022 and September 19, 2025, on January 5, 2022, the Company entered into a credit agreement (as amended and modified from time to time, the “Credit Agreement”) with Firstbank Southwest (“Firstbank”), as administrative agent for one or more lenders (the “Lenders”), and the Lenders, which provided for a revolving line of credit, subject to adjustment as discussed in the Credit Agreement, and a maximum credit amount of $100,000,000. The Credit Agreement was previously amended by (i) that certain Borrowing Base Increase Letter Agreement dated July 26, 2022 (the “Borrowing Base Increase Letter”), between the Company and Firstbank, as administrative agent for the Lenders, and (ii) that certain First Amendment to Credit Agreement and Limited Waiver dated September 16, 2025 and effective August 1, 2025 (the “First Amendment”), among the Company, Firstbank, as administrative agent for the Lenders, and the Lenders.

On April 17, 2026, the Company entered into a Second Amendment to Credit Agreement with Firstbank, as administrative agent for the Lenders, and the Lenders (the “Second Amendment”).

Pursuant to the Second Amendment, the Credit Agreement was amended to:

(a)    Increase the borrowing base under the Credit Agreement from $10,000,000 to $20,000,000;

(b)    Amend the applicable margin used to calculate the interest rate on outstanding borrowings under the Credit Agreement to a fixed 2.00% per annum (as further described below);

(c)    Suspend testing of the financial covenants under the Credit Agreement until the fiscal quarter ending March 31, 2027; and

(d)    Make certain other changes to the Credit Agreement as described in greater detail in the Second Amendment.

The Second Amendment includes customary representations and warranties of the Company.

The First Amendment includes certain post-closing conditions of the Company and customary representations and warranties of the Company.

As a result of the First Amendment and Second Amendment, revolving loans under the Credit Agreement may be borrowed, repaid and re-borrowed until May 31, 2029, when all outstanding amounts must be repaid.

Following the effectiveness of the Second Amendment, interest on the outstanding amounts under the Credit Agreement will accrue at an interest rate equal to the alternate base rate (which is the greatest of (i) the prime rate in effect on such day, and (ii) the Federal Funds rate in effect on such day (as determined in the Credit Agreement) plus 0.50%) (the “ABR”), plus an applicable margin of 2.00% per annum.

In the event that certain events of default (as described in greater detail under the Credit Agreement) occur, the outstanding amounts will bear an additional 2.00% interest per annum. Accrued interest on each revolving loan is payable in arrears on the last day of each March, June, September and December.

The Company generally has the right to make prepayments of the borrowings at any time without penalty or premium under the Credit Agreement. A commitment fee of 0.50% accrues on the average daily amount of the unused portion of the borrowing base and is payable in arrears on the last business day of March, June, September and December of each year and on the maturity date.

We are also required to make certain mandatory repayments under the Credit Agreement, in the event the borrowing base decreases below the aggregate amount of loans made by the Lenders and/or if as of the last business day of any calendar month, certain required debt ratios required under the Credit Agreement are not met, there are outstanding amounts owed to the Lenders, and the Company has consolidated cash on hand in excess of $5 million, and in some cases we are also required to pay cash to the agent to be held as collateral.

The Credit Agreement contains customary indemnification requirements, representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, transactions with affiliates, and dividends and other distributions. In addition, the Credit Agreement contains financial covenants, tested quarterly, that limit the Company’s ratio of total debt to EBITDAX (as defined in the Credit Agreement) to 3:1 and require its ratio of consolidated current assets to consolidated current liabilities (as each is described in the Credit Agreement) to remain at 1:1 or higher. As amended by the Second Amendment, compliance with such financial covenants will first be tested as of the fiscal quarter ending March 31, 2027.

We currently have $2,500,000 outstanding under the Credit Agreement as of the date of this Report.

The foregoing summary description of the Credit Agreement, the Borrowing Base Increase Letter, the First Amendment and the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, the Borrowing Base Increase Letter, the First Amendment and the Second Amendment, which are incorporated by reference herein as Exhibits 10.1, 10.2 and 10.3 and attached hereto as Exhibit 10.4 to this Current Report on Form 8-K, respectively, and are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 7.01 Regulation FD Disclosure.

On April 20, 2026, the Company issued a press release announcing the entry into the Second Amendment and certain other matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The availability of funds under the Credit Agreement, as amended, together with proceeds from the Company’s March 2026 equity offering, are expected to provide funding visibility into Phase 1 construction of the Company’s planned Big Sky Carbon Hub (for carbon capture, utilization and sequestration), with initial commercial operations targeted for Q1 2027.

Following the entry into the Second Amendment, the Company has determined to suspend further use of its October 9, 2025, Common Stock Purchase Agreement entered into with Roth Principal Investments, LLC (the “Purchase Agreement”), pursuant to which the Company has the right, in its sole discretion, to sell to Roth Principal Investments, LLC, up to $25,000,000 of shares of the Company’s common stock, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement.

With the Phase 1 capital stack expected now in place for the Company’s planned Big Sky Hub, the Company’s focus is shifting to plant construction and the near-term operational milestones previously outlined, including initial helium sales and carbon management operations targeted to commence in Q1 2027. The execution of a long-term helium offtake agreement in advance of commercial operations remains a targeted near-term catalyst.

The Company also continues to advance the two Monitoring, Reporting, and Verification (“MRV”) plans previously submitted to the U.S. Environmental Protection Agency for its Class II injection wells, the first such submissions in the State of Montana. Based on the current progression of the EPA review process, decisions are anticipated during the summer of 2026, which if approved, will represent an important regulatory milestone supporting the Section 45Q tax credit framework central to the Company’s Big Sky economic model.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1#
Credit Agreement dated as of January 5, 2022, among U.S. Energy Corp., as borrower, Firstbank Southwest, as Administrative Agent and the Lenders party thereto (Filed as Exhibit 10.6 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 10, 2022 (File No. 000-06814) and incorporated by reference herein)

10.2
Borrowing Base Increase Letter Agreement dated July 26, 2022, between U.S. Energy Corp. and Firstbank Southwest, as Administrative Agent (Filed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 28, 2022 (File No. 000-06814) and incorporated by reference herein)

10.3#	First Amendment to Credit Agreement and Limited Waiver dated September 16, 2025, among U.S. Energy Corp., as borrower, Firstbank Southwest, as Administrative Agent and the Lenders party thereto
10.4#*	Second Amendment to Credit Agreement dated April 17, 2026, among U.S. Energy Corp., as borrower, Firstbank Southwest, as Administrative Agent and the Lenders party thereto
99.1	Press Release dated April 20, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

#         Certain schedules, exhibits, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements, as discussed in Exhibit 99.1 attached hereto. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov and in the “Investors” – “SEC Filings” section of the Company’s website at https://usnrg.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	April 20, 2026